Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Inari Medical, Inc.

Irvine, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 27, 2023, relating to the consolidated financial statements and the effectiveness of Inari Medical, Inc.’s internal control over financial reporting, of Inari Medical, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ BDO USA, LLP

Costa Mesa, California

February 27, 2023